As filed with the Securities and Exchange Commission on April 28, 2000.

                                                       File No.    811-6646



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 9

                                       TO

                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                              MUTUAL FUND PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                       P.O. Box 7177, 6000 Memorial Drive
                               Dublin, Ohio 43017
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code: 614-766-7000

     Donald F. Meeder, P.O. Box 7177, 6000 Memorial Drive, Dublin, OH 43017
                     (Name and Address of Agent for Service)


                                    Copy to:

                                 James B. Craver
                                  P. O. Box 811
                              Dover, MA 02030-0811

                                EXPLANATORY NOTE

         This Amendment to the Registration Statement of Mutual Fund Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

     Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph 2 of Instruction B of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND
                  RELATED RISKS.

     Mutual Fund Portfolio (the "Portfolio") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 1, 1991.

     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


     The Portfolio's investment adviser is Meeder Asset Management, Inc. (the "Adviser"), formerly known as R. Meeder & Associates, Inc. The investment objective of the Portfolio is growth of capital. To pursue this goal, the Portfolio invests primarily in other growth mutual funds that are not affiliated with the fund. The Portfolio pursues its investment goal through asset allocation and mutual fund selection. Normally, at least 65% of the value of the Portfolio's total assets will be invested in mutual funds. The mutual funds in which the Portfolio invests are primarily growth funds investing in common stocks. In the underlying mutual funds, current income will usually be of secondary importance. The adviser overweights mutual fund types that it believes represent above average market potential with below average market risk. The adviser continually evaluates market capitalization (for example, blue chip versus small capitalization) and sector rotation (for example, high tech versus industrial companies) when selecting mutual funds.


     The Portfolio may invest up to 100% of its assets in money market securities and investment grade bonds as a defensive tactic. When invested defensively, the Portfolio could be unable to achieve its investment objective. The Portfolio places a high degree of importance on maintaining and protecting portfolio values from adverse market conditions. The Portfolio strives to avoid losses during high risk market environments and strives to provide attractive returns during low risk markets. When the adviser's evaluation of the stock market indicates that the risks of the stock market are grater than the potential rewards, the Portfolio will reduce or eliminate its position in growth mutual funds in order to attempt to preserve your capital. The Portfolio may also invest in common stock directly.

     The Portfolio may invest in "traditional" derivatives, such as financial futures contracts and related options as a hedge against changes, resulting form market conditions, in the value of securities held or intended to be held by the Portfolio.

     The Portfolio will generally purchase "no-load" mutual funds, which are sold and purchased without a sales charge. However, the Portfolio may purchase "load" mutual funds only if the load, or sales commission, is waived for purchases or sales made by the Portfolio.

     The Portfolio will not invest in other funds of the Flex-funds family of funds or the Meeder Advisor Funds family of funds, the corresponding portfolios of which are also managed by the adviser.

     The Portfolio may at times desire to gain exposure to the stock market through the purchase of "index" funds (funds which purchase stocks represented in popular stock market averages) with a portion of its assets.

     The Adviser addresses asset allocation decisions by making shifts in the mix of stocks, bonds and cash in the Portfolio. The Portfolio may at times assume a defensive position by investing up to 100% of its assets in money market securities and investment grade bonds.

HEDGING STRATEGIES.

     Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. Financial futures contracts or related options used by the Portfolio to implement its hedging strategies are considered derivatives. The value of derivatives can be affected significantly by even small market movements, sometimes in unpredictable ways. They do not necessarily increase risk, and may in fact reduce risk.

     The Portfolio may engage in hedging transactions in carrying out its investment policies. A hedging program may be implemented for the following reasons: (1) To protect the value of specific securities owned or intended to be purchased while the Adviser is implementing a change in the Portfolio's investment position; (2) To protect portfolio values during periods of extraordinary risk without incurring transaction costs associated with buying or selling actual securities; and (3) To utilize the "designated hedge" provisions of Subchapter M of the Internal Revenue Code as a permitted means of avoiding taxes that would otherwise have to be paid on gains from the sale of portfolio securities.

     A hedging program involves entering into an "option" or "futures" transaction in lieu of the actual purchase or sale of securities. At present, many groups of common stocks (stock market indices) may be made the subject of futures contracts, while government securities such as Treasury bonds and notes are among debt securities currently covered by futures contracts.

     The Portfolio will not engage in transactions in financial futures contracts or related options for speculation but only as a hedge against changes in the market value of securities held or intended for purchase, and where the transactions are economically appropriate to the reduction of risks inherent in the ongoing management of the Portfolio.

     For certain regulatory purposes, the Commodity Futures Trading Commission ("CFTC") limits the types of futures positions that can be taken in conjunction with the management of a securities portfolio for management investment companies, such as the Mutual Fund Portfolio. All futures transactions for the Portfolio will consequently be subject to the restrictions on the use of futures contracts established in CFTC rules, such as observation of the CFTC's definition of "hedging". In addition, whenever the Portfolio establishes a long futures position, it will set aside cash or cash equivalents equal to the underlying commodity value of the long futures contracts held by the Portfolio. Although all futures contracts involve leverage by virtue of the margin system applicable to trading on futures exchanges, the Portfolio will not, on a net basis, have leverage exposure on any long futures contracts that it establishes because of the cash set aside requirement. All futures transactions can produce a gain or a loss when they are closed, regardless of the purpose for which they have been established. Unlike short futures contracts positions established to protect against the risk of a decline in value of existing securities holdings, the long futures positions established by the Portfolio to protect against reinvestment risk are intended to protect the Portfolio against the risks of reinvesting portfolio assets that arise during periods when the assets are not fully invested in securities.

     The Portfolio may not purchase or sell futures or purchase related options if immediately thereafter the sum of the amount of margin deposits on the Portfolio's existing futures positions and premiums paid for related options would exceed 5% of the market value of the Portfolio's total assets.

     The Portfolio expects that any gain or loss on hedging transactions will be substantially offset by any gain or loss on the securities underlying the contracts or being considered for purchase.


MAIN RISK FACTORS.

     When the Portfolio is invested primarily in growth mutual funds, the value of your investment will fluctuate in response to stock market movements. The underlying mutual funds may invest in smaller or newer companies which are more likely to grow as well as suffer more significant losses than larger or more established companies. Investments in such companies can be both more volatile and more speculative. Also, if the adviser does not accurately predict changing market conditions and other economic factors, the Portfolio's assets might be allocated in a manner that is disadvantageous. Because the fund invests primarily in underlying funds, the value of your investment will fluctuate in response to the performance of the underlying funds. In addition, investing through the fund in an underlying portfolio of funds involves additional expenses and tax results that would not arise if you invested directly in the funds that the fund owns. By investing indirectly in underlying funds through the fund, you will bear not only your proportionate share of the fund's expenses (including operating costs and investment advisory, 12b-1 and administrative fees), but also, indirectly, similar expenses and charges of the underlying funds, including any contingent deferred sales charges and redemption charges. Finally, you may receive taxable capital gains distributions to a greater extent than would be the case if you invested directly in the underlying funds.As with any mutual fund, loss of money is a risk of investing in the fund.


ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

     The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. The address of the Adviser is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017. A majority of the Portfolio's Trustees are not affiliated with the Adviser. Firstar, N.A., Cincinnati ("Firstar") is the Portfolio's custodian and Mutual Funds Service Co. is the Portfolio's transfer agent and dividend paying agent. The address of the custodian is 425 Walnut Street, Cincinnati, Ohio 45202 and the address of Mutual Funds Service Co. is 6000 Memorial Drive, Dublin, Ohio 43017.

     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions.

     The Adviser has been an adviser to individuals and retirement plans since 1974 and has served as investment adviser to registered investment companies since 1982. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement under the terms of which it has agreed to provide an investment program within the limitations of the Portfolio's investment policies and restrictions, and to furnish all executive, administrative, and clerical services required for the transaction of Portfolio business, other than accounting services and services which are provided by the Portfolio's custodian, transfer agent, independent accountants and legal counsel.


     The Adviser was incorporated in Ohio in 1974 and maintains its principal offices at 6000 Memorial Drive, Dublin, Ohio 43017. The Adviser is a wholly-owned subsidiary of Meeder Financial. Meeder Financial is controlled by Robert S. Meeder, Sr. through the ownership of voting common stock. Meeder Financial conducts business only through its subsidiaries which are the Adviser; Mutual Funds Service Co.; Adviser Dealer Services, Inc., a registered broker-dealer; Opportunities Management Co., a venture capital investor; Meeder Advisory Services, Inc., a registered investment adviser; and OMCO, Inc., a registered commodity trading adviser and commodity pool operator.

     The Adviser's officers and directors and their principal offices are as follows: Robert S. Meeder, Sr., Chairman and Sole Director; Robert S. Meeder, Jr., President and Treasurer; Philip A. Voelker, Senior Vice President and Chief Investment Officer; Donald F. Meeder, Vice President and Secretary; Thomas E. Line, Chief Operating Officer; Michael J. Sullivan, Vice President of Sales and Marketing; and Wesley F. Hoag, Vice President and General Counsel.

     Robert S. Meeder, Jr. and Philip A. Voelker are the portfolio managers primarily responsible for the day-to-day management of the Mutual Fund Portfolio. Mr. Meeder, is a Trustee and Vice President of The Flex-funds and Meeder Advisor Funds, Trustee and Vice President of the Mutual Fund Portfolio and President of Meeder Asset Management ("the Adviser"). Mr. Meeder has been associated with the Adviser since 1983 and has been managing the Portfolio since 1988.


     Mr. Voelker is a Vice President and Trustee of the Portfolio, Vice President of The Flex-funds and Meeder Advisor Funds, and Senior Vice President of the Adviser. Mr. Voelker has been associated with the Adviser since 1975 and began co-managing the Portfolio on April 30, 1998.


     The Adviser earns an annual fee, payable in monthly installments, at the rate of 1% of the first $50 million, 0.75% of the next $50 million and 0.60% in excess of $100 million of the Portfolio's average net assets.

                          TRANSFER AGENT AND CUSTODIAN


     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., 6000 Memorial Drive, Dublin, Ohio 40317, a wholly-owned subsidiary of Meeder Financial, pursuant to which Mutual Funds Service Co. provides accounting, transfer agency and dividend disbursing services to the Portfolio. The minimum annual fee for all such services for the Portfolio is $7,500. Subject to the minimum fee, the Portfolio's annual fee, payable monthly, is computed at the rate of 0.15% of the first $10 million, 0.10% of the next $20 million, 0.02% of the next $50 million and 0.01% in excess of $80 million of the Portfolio's average net assets. For the year ended December 31, 1999, total payments from the Portfolio to Mutual Funds Service Co. amounted to $212,999.


     Pursuant to a Custody Agreement, Firstar acts as the custodian of the Portfolio's assets. See Part B for more detailed information concerning custodial arrangements.

                                    EXPENSES

     The expenses of the Portfolio include the compensation of its Trustees who are not affiliated with the Adviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio;

insurance premiums; expenses of calculating the net asset value of, and the net income on, the Portfolio; all fees under its Administration and Accounting Services Agreements; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Investment Advisory Agreement.

ITEM 7.  SHAREHOLDER INFORMATION.

CAPITAL STOCK AND OTHER SECURITIES

     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (E.G., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The net income of the Portfolio is determined each day on which the New York Stock Exchange is open for trading (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act) ("Fund Business Day"). This determination is made once during each such day. All the net income of the Portfolio, as defined below, so determined is allocated PRO RATA among the investors in the Portfolio at the time of such determination.

     For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

     Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share PRO RATA in the net assets of the Portfolio available for distribution to investors.

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

     Investor inquiries may be directed to the Portfolio at 6000 Memorial Drive, Dublin, Ohio 43017.

PURCHASE OF SECURITIES

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. Securities owned by the Portfolio and listed or traded on any national securities exchange are valued at each closing of the New York Stock Exchange on the basis of the last sale on such exchange each day that the exchange is open for business. If there is no sale on that day, or if the security is not listed, it is valued at its last bid quotation on the exchange or, in the case of unlisted securities, as obtained from an established market maker. Futures contracts are valued on the basis of the cost of closing out the liability; I.E., at the settlement price of a closing contract or at the asked quotation for such a contract if there has been no sale. Money market instruments (certificates of deposit, commercial paper, etc.) having maturities of 60 days or less are valued at amortized cost if not materially different from market value. Portfolio securities for which market quotations are not readily available are to be valued by the Adviser in good faith at its own expense under the direction of the Trustees.

     There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Fund Business Day.

REDEMPTION OR REPURCHASE

     An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

                              MUTUAL FUND PORTFOLIO
                               6000 Memorial Drive
                               Dublin, Ohio 43017


STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2000.

This Statement of Additional Information is not a prospectus. It should be read in conjunction with the Prospectus of the Mutual Fund Portfolio dated April 30, 2000. A copy of the Prospectus may be obtained at the above address, or by calling: 1-800-325-FLEX, or (614) 760-2159. Capitalized terms used and not otherwise defined herein have the same meanings as defined in the Prospectus.


                                TABLE OF CONTENTS

                                                                     Page

         Portfolio History . . . . . . . . . . . . . . . . . . .     B-1
         Description of the Portfolio and Its Investments
               and Risks. . . . . . . . . . . . . . . . . . . . .    B-1
         Management of the Portfolio . . . . . . . . . . . . . .     B-4
         Control Persons and Principal Holders of Securities . .     B-8
         Investment Advisory and Other Services  . . . . . . . .     B-8
         Brokerage Allocation and Other Practices  . . . . . . .     B-9
         Capital Stock and Other Securities  . . . . . . . . . .     B-11
         Purchase, Redemption and Pricing of Securities  . . . .     B-13
         Tax Status  . . . . . . . . . . . . . . . . . . . . . .     B-13
         Underwriters  . . . . . . . . . . . . . . . . . . . . .     B-14
         Calculation of Performance Data . . . . . . . . . . . .     B-14
         Financial Statements  . . . . . . . . . . . . . . . . .     B-14

ITEM 11.  PORTFOLIO HISTORY.

     The Portfolio is a diversified, open-end management company which was organized as a trust under the laws of the State of New York on November 1, 1991.

ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

     Part A contains additional information about the investment objective and policies of the Mutual Fund Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A.

     The investment policies set forth below represent the Portfolio's policies as of the date of this Registration Statement. The investment policies are not fundamental and may be changed by the Trustees of the Portfolio without investor approval. No such change would be made, however, without 30 days' written notice to investors.


     Meeder Asset Management, Inc., the investment adviser of the Portfolio (the "Adviser"), places a high degree of importance on protecting portfolio values from severe market declines. Consequently, the Portfolio's assets may at times be invested for defensive purposes in bonds and money market instruments.


     Because the Adviser intends to employ flexible defensive investment strategies when market trends are not considered favorable, the Adviser may occasionally change the entire Portfolio.


     The defensive investment strategy can produce high turnover rates when calculated in accordance with SEC rules. The portfolio turnover rate for the Portfolio was 788% for the year ended December 31, 1999 (128% in 1998).


     The Adviser will select mutual funds for inclusion in the Portfolio on the basis of the industry classifications represented in their portfolios, their specific portfolio holdings, their performance records, their expense ratios, and the compatibility of their investment policies and objectives with those of the Portfolio.

     The Adviser utilizes an asset allocation system for deciding when to invest in mutual funds or alternatively in temporary investments such as are described below. The use of this system entails recurring changes from a fully invested position to a fully defensive position and vice-versa. (See "Hedging Strategies" in Part A.)

     In purchasing shares of other mutual funds the Portfolio will agree to vote the shares in the same proportion as the vote of all other holders of such shares.

     The Portfolio has adopted certain investment restrictions which cannot be changed except with the vote of a majority of the Portfolio's outstanding voting securities. These restrictions are applicable to the Portfolio and are described elsewhere in this Part B. Investment restrictions for the Portfolio permit it to purchase the shares of other investment companies (mutual funds); and to invest 25% or more of its assets in any one industry.

     The Portfolio may only purchase up to 3% of the total outstanding securities of any underlying mutual fund. The holdings of any "affiliated persons" of the Portfolio, as defined in the Investment Company Act of 1940 (the "1940 Act"), must be included in the computation of the 3% limitation. Accordingly, when "affiliated persons" hold shares of an underlying mutual fund, the Portfolio will be limited in its ability to fully invest in that mutual fund. The Adviser may then, in some instances, select alternative investments.

     The 1940 Act also provides that an underlying mutual fund whose shares are purchased by the Portfolio may be allowed to delay redemption of its shares in an amount which exceeds 1% of its total outstanding securities during any period of less than 30 days. Shares held by the Portfolio in excess of 1% of a mutual fund's outstanding securities therefore may not be considered readily disposable securities.

     Under certain circumstances, an underlying mutual fund may determine to make payment of a redemption by the Portfolio wholly or partly by a distribution in kind of securities from its portfolio, in lieu of cash, in conformity with rules of the Securities and Exchange Commission. In such cases, the Portfolio may hold securities distributed by an underlying mutual fund until the Adviser determines that it is appropriate to dispose of such securities.

     Portfolio investment decisions by an underlying mutual fund will be made independent of investment decisions by other underlying mutual funds. Therefore, an underlying mutual fund may be purchasing shares of a company whose shares are simultaneously being sold by some other underlying mutual fund. The result of this would be an indirect transaction expense (principally commissions) for the Portfolio, without its having changed its investment position.

     The Portfolio may invest in common stocks based upon criteria described in its investment objective. Because the Portfolio will only invest directly in common stocks to replicate the performance of popular stock market indices the selection of stocks would be limited to those stocks found in a particular index.

     For temporary defensive purposes, the Portfolio may invest in (or enter into repurchase agreements with banks and broker-dealers with respect to) corporate bonds, U.S. Government securities, commercial paper, certificates of deposit or other money market instruments. The Portfolio may engage in hedging transactions to the extent and for the purposes set forth in Part A.

                             INVESTMENT RESTRICTIONS

     The investment restrictions below have been adopted by the Portfolio as fundamental policies. Under the 1940 Act, a "fundamental" policy may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio, which is defined in the 1940 Act with respect to the Portfolio as the lesser of (a) 67 percent or more of the Portfolio's beneficial interests represented at a meeting of investors if the holders of more than 50 percent of the outstanding beneficial interests are present or represented by proxy, or (b) more than 50 percent of the outstanding beneficial interests ("Majority Vote"). The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

     The Portfolio may not: (a) Issue senior securities; (b) Borrow money except as a temporary measure, and then only in an amount not to exceed 5% of the value of its net assets (whichever is less) taken at the time the loan is made, or pledge its assets taken at value to any extent greater than 15% of its gross assets taken at cost; (c) Act as underwriter of securities of other issuers; (d) Invest in real estate except for office purposes; (e) Purchase or sell commodities or commodity contracts, except that it may purchase or sell financial futures contracts involving U.S. Treasury securities, corporate securities, or financial indexes; (f) Lend its funds or other assets to any other person; however, the purchase of a portion of publicly distributed bonds, debentures or other debt instruments, the purchase of certificates of deposit, U.S. Treasury debt securities, and the making of repurchase agreements are permitted, provided repurchase agreements with fixed maturities in excess of seven days do not exceed 10% of its total assets; (g) Purchase more than 10% of any class of securities, including voting securities of any issuer, except that the purchase of U.S. Treasury debt instruments shall not be subject to this limitation; (h) Invest more than 5% of its total assets (taken at value) in the securities of any one issuer, other than obligations of the U.S. Treasury or other investment companies; (i) Purchase securities on margin, or participate in any joint or joint and several trading account; (j) Make any so-called "short" sales of securities, except against an identical portfolio position (I.E., a "short sale against the box"); (k) Invest 25% or more of its total assets at time of purchase (taken at value) in the securities of companies in any one industry (U.S. Government Securities and securities of other investment companies are exempt from this restriction); (l) Purchase or retain any securities of an issuer, any of whose officers, directors or security holders is an officer or director of the Portfolio, if such officer or director owns beneficially more than 1/2 of 1% of the issuer's securities or together they own beneficially more than 5% of such securities; (m) Invest in securities of companies which have a record of less than three years' continuous operation, if at the time of such purchase, more than 5% of its assets (taken at value) would be so invested; (n) Purchase participations or other direct interests in oil, gas or other mineral exploration or development programs; (o) Invest in warrants; and (p) Invest more than 10% of its assets in restricted securities and securities for which market quotations are not readily available and repurchase agreements which mature in excess of seven days; however, this shall not prohibit the purchase of money market instruments or other securities which are not precluded by other particular restrictions.

     In order to comply with certain state investment restrictions, the Portfolio's operating policy is not to: (a) Notwithstanding (b) above, pledge assets having a value in excess of 10% of its gross assets; (b) Invest in oil, gas or mineral leases or programs; and (c) Purchase real estate limited partnerships.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.

     The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated, the address of each Trustee and officer is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.



NAME, ADDRESS AND AGE            POSITION HELD        PRINCIPAL OCCUPATION

ROBERT S. MEEDER, SR.*+, 71      Trustee/President    Chairman of Meeder Asset
                                                      Management, Inc., an
                                                      investment adviser;
                                                      Chairman and Director of
                                                      Mutual Funds Service Co.,
                                                      the Funds' transfer agent.

MILTON S. BARTHOLOMEW, 71        Trustee              Retired; formerly a
1424 Clubview Boulevard, S.                           practicing attorney in
Worthington, OH  43235                                Columbus, Ohio; member of
                                                      each Fund's Audit
                                                      Committee.

ROGER D. BLACKWELL, 59           Trustee              Professor of Marketing
Blackwell Associates, Inc.                            and Consumer Behavior,
3380 Tremont Road                                     The Ohio State University;
Columbus, OH  43221                                   President of Blackwell
                                                      Associates, Inc., a
                                                      strategic consulting firm.

ROBERT S. MEEDER, JR.*, 39       Trustee and          President of Meeder Asset
                                 Vice President       Management, Inc.

WALTER L. OGLE, 61               Trustee              Executive Vice President
400 Interstate North Parkway,                         of Aon Consulting, an
Suite 1630                                            employee benefits
Atlanta, GA  30339                                    consulting group.

CHARLES A. DONABEDIAN, 57        Trustee              President, Winston
Winston Financial, Inc.                               Financial, Inc., which
200 TechneCenter Drive, Suite 200                     provides a variety of
Milford, OH  45150                                    marketing and consulting
                                                      services to investment
                                                      management companies; CEO,
                                                      Winston Advisors, Inc., an
                                                      investment adviser.

JAMES W. DIDION, 69              Trustee              Retired; formerly
8781 Dunsinane Drive                                  Executive Vice President
Dublin, OH  43017                                     of Core Source, Inc., an
                                                      employee benefit and
                                                      Workers' Compensation
                                                      administration and
                                                      consulting firm
                                                      (1991-1997).

JACK W. NICKLAUS II, 39          Trustee              Designer, Nicklaus Design,
11780 U.S. Highway #1                                 a golf course design firm
North Palm Beach, FL 33408                            and division of Golden
                                                      Bear International, Inc.

PHILIP A. VOELKER*+, 46          Trustee and Vice     Senior Vice President and
                                 President            Chief Investment Officer
                                                      of Meeder Asset
                                                      Management, Inc.

DONALD F. MEEDER*+, 61           Secretary            Vice President of Meeder
                                                      Asset Management, Inc.;
                                                      Secretary of Mutual Funds
                                                      Service Co., the Funds'
                                                      transfer agent.

WESLEY F. HOAG*+, 43             Vice President       Vice President and General
                                                      Counsel of Meeder Asset
                                                      Management, Inc. and
                                                      Mutual Funds Service Co.
                                                      (since July 1993);
                                                      Attorney, Porter, Wright,
                                                      Morris & Arthur, a law
                                                      firm (October 1984 to June
                                                      1993).

THOMAS E. LINE*+, 32             Treasurer            President, Mutual Funds
                                                      Service Co., the
                                                      Portfolio's transfer
                                                      agent, and Chief Operating
                                                      Officer, Meeder Asset
                                                      Management, Inc., the
                                                      Portfolio's investment
                                                      adviser (since June 1998);
                                                      Vice President and
                                                      Treasurer, BISYS Fund
                                                      Services (December 1996 to
                                                      June 1998); Senior Manager
                                                      - Financial Services,
                                                      KPMG, LLP (Sept. 1989 to
                                                      December 1996).

BRUCE E. MCKIBBEN*+, 30          Assistant Treasurer  Manager/Fund Accounting
                                                      and Financial Reporting,
                                                      Mutual Funds Service Co.,
                                                      the Funds' transfer agent
                                                      (since April 1997);
                                                      Assistant Treasurer and
                                                      Manager/Fund Accounting,
                                                      The Ohio Company, a
                                                      broker-dealer (April 1991
                                                      to April 1997).

* Interested Person of the Trust (as defined in the Investment Company Act of
1940), The Flex-funds, Meeder Advisor Funds, and each Portfolio.


+ P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

     Robert S. Meeder, Sr. is Donald F. Meeder's uncle and Robert S. Meeder, Jr.'s. father.


     The following table shows the compensation paid by the Portfolio and all other mutual funds advised by the Adviser, including The Flex-funds, Meeder Advisor Funds, and the corresponding portfolios of The Flex-funds and Meeder Advisor Funds (collectively, the "Fund Complex") as a whole to the Trustees of the Portfolio during the fiscal year ended December 31, 1999.

                               COMPENSATION TABLE


                                    Pension or                    Total
                                    Retirement                    Compensation
                       Aggregate    Benefits        Estimated    from Registrant
                       Compensation Accrued as Part Annual        and Fund
                       from the     of Portfolio or Benefits Upon Complex Paid
TRUSTEE                PORTFOLIO1   FUND EXPENSE    RETIREMENT    TO TRUSTEE1,2
-------                ----------   ------------    ----------    -------------

Robert S. Meeder, Sr.    None         None            None          None

Milton S. Bartholomew    $6,320       None            None          $16,734

Robert S. Meeder, Jr.    None         None            None          None

Walter L. Ogle           $6,096       None            None          $16,234

Philip A. Voelker        None         None            None          None

Roger A. Blackwell       $6,038       None            None          $15,234

Charles A. Donabedian    $6,565       None            None          $17,734

James W. Didion          $6,235       None            None          $16,234

Jack W. Nicklaus II      $6,110       None            None          $15,984


1Compensation figures include cash and amounts deferred at the election of certain non-interested Trustees. For the calendar year ended December 31, 1999, participating non-interested Trustees accrued deferred compensation from the funds as follows: Milton S. Bartholomew - $6,320, Roger A. Blackwell - $6,038, Charles A. Donabedian - $6,565, Jack W. Nicklaus II - $6,110, and Walter L. Ogle
- $3,273.

2The Fund Complex consists of 19 investment companies.

     Each Trustee who is not an "interested person" is paid a meeting fee of $250 per meeting for each of the five Portfolios. In addition, each such Trustee earns an annual fee, payable quarterly, based on the average net assets in each Portfolio based on the following schedule: Money Market Portfolio, 0.0005% of the amount of average net assets between $500 million and $1 billion; 0.0025% of the amount of average net assets exceeding $1 billion. For the other six Portfolios, including the Portfolio, each Trustee is paid a fee of 0.00375% of the amount of each Portfolio's average net assets exceeding $15 million. Members of the Audit and Strategic Planning Committees for each of The Flex-funds and the Meeder Advisor Funds trusts, and the Portfolios are paid $500 for each Committee meeting. All other officers and Trustees serve without compensation from the Portfolios or the Trust. Trustee fees for the Mutual Fund Portfolio totaled $37,364 for the year ended December 31, 1999 ($43,430 in 1998).


     The Declaration of Trust provides that the Portfolio will indemnify its Trustees and officers as described below under Item 18.

     The Portfolio and the Adviser have each adopted a Code of Ethics that permits personnel subject to the Code to invest in securities, including, under certain circumstances and subject to certain restrictions, securities that may be purchased or held by the Portfolio. However, each such Code restricts personal investing practices by directors and officers of the Adviser and its affiliates, and employees of the Adviser with access to information about the purchase or sale of Portfolio securities. The Code of Ethics for the Portfolio also restricts personal investing practices of trustees of the Portfolio who have knowledge about recent Portfolio trades. Among other provisions, the Code of Ethics requires that such directors and officers and employees with access to information about the purchase or sale of Portfolio securities obtain preclearance before executing personal trades. Each Code of Ethics prohibits acquisition of securities without preclearance in, among other events, an initial public offering or a limited offering, as well as profits derived from the purchase and sale of the same security within 60 calendar days. These provisions are designed to put the interests of Portfolio shareholders before the interest of people who manage the Portfolio.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


     As of March 31, 2000, The Flex-funds Muirfield Fund and the Meeder Advisor Funds Tactical Asset Allocation Fund (the "Funds") have an investment in the Portfolio equaling approximately 87% and 13%, respectively of the Portfolio's interests. No Trustee or officer of the Portfolio or any other person, except the Funds, owns in the aggregate more than a 1% interest in the Portfolio as of the date of this Registration Statement.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

                                     ADVISER


     Meeder Asset Management, Inc. (the "Adviser"), formerly known as R. Meeder & Associates, Inc., is the investment adviser for the Portfolio. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement which has been approved by a vote of a majority of the Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio and which will remain in force so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by a majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of its investment) ("Majority Portfolio Vote"), and in either case by vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) at a meeting called for the purpose of voting on such renewal.


     The Investment Advisory Agreement will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days' prior written notice by Majority Portfolio Vote, by the Trustees of the Portfolio, or by the Adviser.

     The Adviser earns an annual fee, payable in monthly installments at the rate of 1% of the first $50 million, 0.75% of the next $50 million and 0.60% in excess of $100 million of the Portfolio's average net assets. For the year ended

December 31, 1999, the Portfolio paid fees to the Adviser totaling $1,214,387 ($1,058,035 in 1998;$1,130,843 in 1997).


                                 TRANSFER AGENT

     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., which acts as transfer agent for the Portfolio. Mutual Funds Service Co. maintains an account for each investor in the Portfolio, performs other transfer agency functions and acts as dividend disbursing agent for the Portfolio.

                                    CUSTODIAN

     Pursuant to a Custody Agreement, Firstar, N.A., Cincinnati, acts as the custodian of the Portfolio's assets (the "Custodian"). The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments and maintaining books of original entry for Portfolio accounting and other required books and accounts. Securities held by the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Trustees of the Portfolio. The Custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Portfolio.

                              INDEPENDENT AUDITORS

     KPMG LLP, Two Nationwide Plaza, Columbus, Ohio 43215, serves as the Portfolio's independent auditors. The auditors audit financial statements for the Portfolio and provide other assurance, tax, and related services.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     The Portfolio seeks to obtain the best available prices on, and firm execution of, all purchases and sales of portfolio securities. In order to do so, it may buy securities from or sell securities to broker-dealers acting as principals.

     Satisfied that it is obtaining the best available price and favorable execution, the Portfolio may, from time to time, place orders for the purchase or sale of portfolio securities with broker-dealers who provide research, statistical or other financial information or services ("research") to it or to the Adviser, or to any other client for which the Adviser acts as investment adviser. The reasonableness of brokerage commissions paid by the Portfolio in relation to transaction and research services received is evaluated by the staff of the Adviser on an ongoing basis. The general level of brokerage charges and other aspects of the Portfolio's portfolio transactions are reviewed periodically by its Board of Trustees.

     The Adviser is the principal source of information and advice to the Portfolio and is responsible for making and initiating the execution of investment decisions for the Portfolio. However, it is recognized by the Trustees that it is important for the Adviser, in performing its responsibilities to the Portfolio, to continue to receive and evaluate the broad spectrum of economic and financial information which many securities brokers have customarily furnished in connection with brokerage transactions and that, in compensating brokers for their services, it is in the interest of the Portfolio to take into account the value of the information received for use in advising the Portfolio. The extent, if any, to which the obtaining of such information may reduce the expenses of the Adviser in providing management services to the Portfolio is not determinable. In addition, it is understood by the Trustees that other clients of the Adviser might also benefit from the information obtained for the Portfolio, in the same manner that the Portfolio might also benefit from information obtained by the Adviser in performing services to others.

     It is the opinion of the Trustees of the Portfolio and of the Adviser that the receipt of research from brokers will not materially reduce the Adviser's own research activities or the overall cost of fulfilling its contractual obligations to the Portfolio.

     The Adviser is authorized to use research services provided by and to place portfolio transactions with brokerage firms that have provided assistance in the distribution of shares of the Funds or shares of other Flex-funds funds or Meeder Advisor Funds funds to the extent permitted by law.

     The Adviser may allocate brokerage transactions to broker-dealers who have entered into arrangements with the Adviser under which the broker-dealer allocates a portion of the commissions paid by the Portfolio toward payment of the Portfolio or the Funds' expenses, such as transfer agent fees of Mutual Funds Service Co. or custodian fees. The transaction quality must, however, be comparable to those of other qualified broker-dealers.

     The Portfolio may effect portfolio transactions with or through the Adviser, or its affiliates, when the Adviser determines that the Portfolio will receive the best net price and execution. This standard would allow the Adviser, or its affiliates, to receive no more than the remuneration that would be expected to be received by an unaffiliated broker in a commensurate arm's-length transaction.

     The Trustees of the Portfolio periodically review the Adviser's performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the Portfolio and review the commissions paid by the Portfolio over representative periods of time to determine if they are reasonable in relation to the benefits to the Portfolio.


     During the year ended December 31, 1999, the Mutual Fund Portfolio paid total commissions of $52,150, of which $26,800 in commissions were paid on the purchase and sale of futures and options contracts.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate PRO RATA in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share PRO RATA in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio determines its net asset value as of 4:00 p.m., New York time, each Fund Business Day by dividing the value of the Portfolio's net assets by the value of the investment of the investors in the Portfolio at the time the determination is made. As of the date of this Registration Statement, the New York Stock Exchange is open for trading every weekday except for the following holidays(or days on which such holiday is observed): New Year's Day, Martin Luther King Day, President's Day, Good Friday, Memorial Day, Independence Day,

Labor Day, Thanksgiving Day and Christmas.) Purchases and reductions will be effected at the time of determination of net asset value next following the receipt of any purchase or reduction order.

     The assets of the Portfolio consist primarily of shares of underlying mutual funds, which are valued at their respective net asset values under the 1940 Act. The underlying funds value securities in their portfolios for which market quotations are readily available at their current market value (generally the last reported sale price) and all other securities and assets at fair value pursuant to methods established in good faith by the board of directors of the underlying fund. Money market funds with portfolio securities that mature in one year or less may use the amortized cost or penny-rounding methods to value their securities. Securities having 60 days or less remaining to maturity generally are valued at their amortized cost which approximates market value.

     Other assets of the Portfolio are valued at their current market value if market quotations are readily available and, if market quotations are not available, they are valued at fair value pursuant to methods established in good faith by the Board of Trustees. Securities having 60 days or less remaining to maturity are valued at their amortized cost.

ITEM 19.  TAXATION OF THE PORTFOLIO.

     The Portfolio is organized as a trust under New York law. Under the method of operation of the Portfolio, the Portfolio is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's taxable year-end is December 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

ITEM 20.  UNDERWRITERS.

     The exclusive placement agent for the Portfolio is Adviser Dealer Services, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.


     The financial statements and independent auditors' report required to be included in this Statement of Additional Information are incorporated herein by reference to the Portfolio's Annual Report to Shareholders for the fiscal year ended December 31, 1999. The Portfolio will provide the Annual Report without charge at written request or request by telephone.

                                     PART C

ITEM 23. EXHIBITS.

     *(a) Declaration of Trust of the Registrant.

     *(b) By-Laws of the Registrant.

     (c)  Not applicable.

     *(d) Form of Investment Advisory Agreement between the Registrant and
          Meeder Asset Management, Inc.

     *(e) Form of Exclusive Placement Agent Agreement between the Registrant and
          Signature Broker-Dealer Services, Inc.

     (f)  Deferred Compensation Plan for independent Trustees is filed herewith.

     **(g) Form of Custody Agreement between the Registrant and Firstar, N.A.,
          Cincinnati.

     **(h) (1) Form of Administration Agreement between the Registrant and
          Mutual Funds Service Co. (MFSCo)

          (2) Form of Accounting Services Agreement between the Registrant and MFSCo.

     (i) Consent of KPMG LLP, Independent Certified Public Accountants, filed herewith.

     (j)  Not applicable.

     (k)  Not applicable.

     **(l) Investment representation letters of initial investors.

     (m)  Not applicable.

     (n)  Not applicable.

     (o)  Not applicable.

     (p) Codes of Ethics for the Portfolio, Meeder Financial, and Meeder Asset Management, Inc. are filed herewith.

-------------------
     *Filed April 30, 1992.
     **Filed June 8, 1992 and incorporated herein by reference.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

     Not applicable.

ITEM 25.  INDEMNIFICATION.

     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 to Registrant's initial Registration Statement on April 30, 1992.

     The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy and under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act").

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     Not applicable.

ITEM 27.  PRINCIPAL UNDERWRITERS.

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                                 ADDRESS

Mutual Funds Service Co.                             6000 Memorial Drive
   (transfer and accounting                          Dublin, OH  43017
    services agent)

Meeder Asset Management, Inc.                        6000 Memorial Drive
  (investment adviser)                               Dublin, OH  43017

Firstar, N.A., Cincinnati                            425 Walnut Street
  (custodian)                                        Cincinnati, OH  45202


ITEM 29.  MANAGEMENT SERVICES.

     Not applicable.

ITEM 30.  UNDERTAKINGS.

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin and State of Ohio on the 28th day of April, 2000.

                                              MUTUAL FUND PORTFOLIO

                                           By: /s/ Wesley F. Hoag
                                             -------------------------------
                                               Wesley F. Hoag
                                               Vice President